LIMITED POWER OF ATTORNEY
     For Executing Forms 3, 4 and 5 and Schedule 13D and Schedule 13G

     KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jeanette C. Timmons his true and lawful attorney-in-fact to:

1.     execute for and on behalf of the undersigned Forms 3, 4 and 5; and/or
Schedule 13D or Schedule 13G, in accordance with, respectively, Section 16(a) of the Securities Exchange Act of 1934 (the \"Exchange Act\"), and Sections 13(d) and 13(g) of the Exchange Act, and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 and 5, and/or Schedule 13D or Schedule 13G, and the timely filing of such form(s) with the United States Securities and Exchange Commission and any other authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 and/or Section 13 of the Exchange Act.

     This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, and/or Schedule 13D or Schedule 13G with respect to the undersigned's holdings of and transactions in equity securities of Graymark Productions, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of Oklahoma without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 14th day of February, 2006.



                                   /s/ E. Peter Hoffman, Jr.
                                   E. Peter Hoffman, Jr.